EXHIBIT (h)(3)

FUND SERVICES AGREEMENT

REVISED SCHEDULE A-2
EFFECTIVE AS OF JULY 2, 2008

LIST OF 40-ACT FUND OF FUNDS

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  VERY AGGRESSIVE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  AGGRESSIVE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  MODERATE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  CONSERVATIVE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. – ONE CHOICE PORTFOLIO:  VERY CONSERVATIVE

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2015 PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2020  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2025  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2030  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2035  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2040  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2045  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  2050  PORTFOLIO

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC. -  LIVESTRONG  INCOME  PORTFOLIO

APPROVED:

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

BY:          /s/ Wayne McCoach

TITLE:   Ast. Vice President

DATE:   11/18/2008

J.P. MORGAN INVESTOR SERVICES CO.

BY:                 /s/ Daniel J. Manniello

TITLE:           Daniel J. Manniello, V.P.

DATE:           11-18-2008